Investor Presentation First Quarter 2019 Exhibit 99.2

This presentation contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance, are based on the current expectations of Popular, Inc.’s (the “Corporation”) management and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2018 and in our Form 10-Q for the quarter ended March 31, 2019 to be filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements which speak as of their respective dates. Cautionary Note Regarding Forward-Looking Statements

NPLs decreased by $25 million QoQ; ratio at 2.2% NCO ratio decreased to 0.92% from 1.63% the previous quarter Credit Metrics Net income of $167.9 million Strong margins: Popular, Inc. 4.20%, BPPR 4.49% Earnings Robust capital; Common Equity Tier 1 Capital ratio of 16.4% Tangible book value per share of $48.58 compared to $46.90 in Q4 2018 Capital Executed a $250 million accelerated share repurchase agreement Increased quarterly dividend to $0.30 per share Quarter Events Q1 2019 Highlights

Puerto Rico – Key Indicators Net Passenger Movement 2018: net movement of +77,000 2017: net movement of -257,000 Total Employment 1% higher YoY (as of Feb 2019) Unemployment Rate 8.5% in Feb 2019 down from 10.3% in Feb 2018 New Auto Sales Q1 2019: 12% higher than Q1 2018 Cement Sales Q1 2019: 4% lower than Q1 2018 1 2 3 4 5 Debit and Credit Card Sales ($) Q1 2019: 1% higher than Q1 2018 New Customers Q1 2019: 11,000 2018: 80,000 (including 30,000 acquired in Reliable transaction) Puerto Rico BPPR 1. Source: P.R. Statistics Institute based on U.S. Bureau of Transportation Statistics (data represents the net movement of passengers of domestic flights departing and arriving at the SJU International Airport); 2. Source: U.S. Bureau of Labor Statistics (Household Survey, Seasonally Adjusted); 3. Source: U.S. Bureau of Labor Statistics (Household Survey, Seasonally Adjusted); 4. Source: United Automobile Importers Group (based on units); 5. Source: Puerto Rico Economic Development Bank (based on 94-pound bags)

Financial Summary (GAAP)1 1 See slide 6 for Q4 2018 adjusted Non-GAAP results 5

GAAP Reconciliation1 1 Refer to the Corporation's Q1 2019 earnings release for more detailed information

Loan and Deposit Data Q1 2019 net interest margin at 4.20% Strong loan yield at 6.83%, tracking the recent increases in market rates Low deposit betas in P.R. Total deposit cost increased 6 basis points to 71 basis points in Q1 2019 Continued growth of the loan portfolio 5-year compounded growth rate of 12% in deposit volumes, reducing dependence in wholesale funding * *Includes the impact of TARP repayment

Popular, Inc. (%) Capital Note: Estimated for the current period Q1 2019 capital actions: Executed a $250 million accelerated share repurchase agreement Increased quarterly dividend to $0.30 per share Robust capital levels; Common Equity Tier 1 of 16.4% Tangible book value per share of $48.58 compared to $46.90 in Q4 2018 Popular regulatory capital does not include: Disallowed portion of ALLL of $258 million Unrealized gain on Evertec equity stake of approximately $260 million

Municipalities Obligations of municipalities are backed by real and personal property taxes, municipal excise taxes, and/or a percentage of the sales and use tax. Indirect exposure includes loans or securities that are payable by non-governmental entities, but which carry a government guarantee to cover any shortfall in collateral in the event of borrower default. Majority are single-family mortgage related. Indirect Exposure The Corporation does not own any debt issued by the P.R. central government or its public corporations. Our direct exposure to P.R. municipalities is $455 million, down $2 million QoQ P.R. Public Sector Exposure

Non-Performing Assets ($ in millions) Non-Performing Assets Beginning in Q2 2018 figures include loans previously classified as covered Differences due to rounding Non-Performing Loans ($ in millions) Highlights NPAs decreased by $36 million QoQ NPLs decreased by $25 million QoQ P.R. NPLs at $545 million, or 2.7% of loans, down by $23 million, driven by: lower commercial NPLs of $17 million, lower mortgage NPLs of $6 million U.S. NPLs at $41 million, or 0.6% of loans, down by $2 million QoQ OREOs down by $11 million QoQ

NPL Inflows Total NPL Inflows ($ in millions) Mortgage NPL Inflows ($ in millions) Commercial, Construction and Legacy NPL Inflows ($ in millions) Beginning in Q2 2018 figures include loans previously classified as covered Differences due to rounding Highlights Total NPL inflows decreased by $13 million QoQ P.R. commercial inflows decreased by $15 million QoQ P.R. mortgage inflows remained stable, mainly driven by lower early delinquencies U.S. inflows flat QoQ

NCOs and NCO-to-Loan Ratio ($ in millions) Provision and Provision-to-NCO Ratio ($ in millions) Beginning in Q2 2018 figures include loans previously classified as covered Differences due to rounding ALLL, ALLL-to-NCO and ALLL-to-NPLs Ratios ($ in millions) Additional Credit Metrics Highlights NCO ratio at 0.92% vs. 1.63% in Q4 2018, driven by: Lower P.R. commercial NCOs of $35 million, as the prior quarter included charge-offs from two large relationships Lower P.R. mortgage NCOs of $7 million Allowance for loan and lease losses (ALLL) down by $19 million QoQ P.R. ALLL decreased by $23 million, primarily driven by charge-offs from previously reserved commercial loans ALLL-to-Loans ratio at 2.07% vs. 2.15% in Q4 2018 ALLL-to-NPLs at 94%, up from 93% in Q4 2018 Provision at $42 million for Q1 2019, flat QoQ

Driving Shareholder Value Capital Robust capital with Common Equity Tier 1 Capital of 16.4% Tangible book value per share of $48.58 Continued capital strategy implementation Franchise Additional Value Investments in Evertec and Banco BHD León Puerto Rico Uniquely poised to take advantage of improving economic backdrop in Puerto Rico Leading market position driven by broad branch network and focus on customer service Differentiated technological experience for retail and commercial customers Diversified fee income driven by unmatched product breadth and depth Strong risk-adjusted margins driven by de-risked and well-diversified loan portfolio Substantial excess liquidity with low deposit beta   United States Mainland banking operation provides geographic diversification Branch footprint in key New York and South Florida MSAs National niche banking focus in condo association and healthcare Evolving fee income streams, led by private wealth management and mortgage origination activity

Investor Presentation First Quarter 2019 Appendix

Corporate Structure – Popular, Inc.

Franchise

Industry	Financial services
Headquarters	San Juan, Puerto Rico
Assets	$49 billion (among top 50 BHCs in the U.S.)
Loans	$27 billion
Deposits	$41 billion
Banking branches	163 in Puerto Rico, 51 in the U.S. and 9 in the Virgin Islands
NASDAQ ticker symbol	BPOP
Market Cap	$5 billion

Summary Corporate Structure



POPULAR.
Assets = $49 billion
Banco Popular de Puerto Rico
Popular Securities LLC
Popular's Insurance Subsidaries
Popular North America, Inc.
Holding Companies (Including Equity Investments)
Popular Auto, LLC
Popular Bank[1]
Puerto Rico Operations
Assets = $39 billion
United States Operations
Assets = $10 billion

Selected equity investments

EVERTEC and Banco BHD León under Corporate segment and joint ventures under BPPR segment evertec
- Transaction processing, business processes outsourcing
- 16.10% stake
- Adjusted EBITDA of $53 million for the quarter ended December 31, 2018

Banco BHD León
- Dominican Republic bank
- 15.84% stake
- 2018 net income of $161 million

PRLP 2011 Holdings, LLC
- Construction and commercial loans vehicle
- 24.90% stake

PR Asset Portfolio 2013-1 International, LLC
- Construction, commercial loans and OREOs vehicle
- 24.90% stake

Information as of March 31, 2019

[1] Doing business as Popular

POPULAR.

15

De-Risked Loan Portfolios Differences due to rounding ($ in millions) Highlights 1 Small and Medium Enterprise 2 NCOs distribution represents the percentage allocation of net charge-offs from Q1 2008 through Q1 2019 per each loan category, excluding net charge-offs from previously covered loans up to Q2 2015. The Corporation has de-risked its loan portfolios by reducing its exposure to asset classes with historically high loss content The P.R. commercial portfolio reductions include: Commercial portfolio, including construction, has decreased from 55% of total loans held-in-portfolio to 37% Construction portfolio is down by 93% since Q4 2007 SME1 lending is down by 56% from Q4 2007 Collateralized exposure now represents a larger portion of consumer loan portfolio Unsecured loan credit quality has improved as overall FICO scores have increased

Business Segments (GAAP) ¹ Non-fully taxable equivalent Differences due to rounding

Consolidated Credit Summary 1 Beginning in Q2 2018 figures include loans previously classified as covered Differences due to rounding

Popular, Inc. Credit Ratings 9 Our senior unsecured ratings have remained stable Moody’s B2 Stable Outlook Fitch BB- Stable Outlook S&P BB- Positive Outlook February Moody’s changes outlook to stable from negative April S&P upgrades to BB- from B+ revised outlook to stable 2017 February S&P placed BPOP on credit watch negative due to the general economic environment in Puerto Rico 2015 May Moody’s, as part of a recalibration of their bank rating model, upgraded BPOP from B2 to B1 with a stable outlook July On 7/10 S&P affirmed BPOP’s rating while maintaining a negative outlook March Moody’s placed BPOP on review for possible upgrade due to a change in their bank rating methodology September Moody’s downgraded BPOP to B2; outlook negative 2016 April S&P revised outlook to positive October Fitch and S&P change outlook to negative from stable 2018 May Fitch revised outlook to stable 2019 April S&P revised outlook to positive

Investor Presentation First Quarter 2019